SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 14, 2000

                              ENGELHARD CORPORATION
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             (Exact name of registrant as specified in its charter)


Delaware                                1-8142                  22-1586002
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(State or other jurisdiction         (Commission            (I.R.S. Employer
of incorporation)                    File Number)           Identification No.)


101 Wood Avenue
Iselin, New Jersey                                                08830
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(Address of principal executive offices)                        (Zip Code)


        Registrant's telephone number, including area code (732) 205-5000
                                                           --------------

                                      None
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         (Former name or former address, if changed since last report.)


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Item 4. Changes in Registrant's Certifying Accountant.

     (a) Previous independent accountants

     (i) On February 14, 2000, the Registrant determined that
PricewaterhouseCoopers LLP ("PWC") should be dismissed as its independent accountants as soon as a new accounting firm was engaged.

     (ii) The report of PWC on the Registrant's financial statements for the fiscal year ended December 31, 1998 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle. No report has been issued with respect to the Registrant's financial statements for the fiscal year ended December 31, 1999.

     (iii) The decision to dismiss PWC as soon as the Registrant engaged a new certifying accountant was approved by the Audit Committee and the Board of Directors of the Registrant on February 14, 2000.

     (iv) During the Registrant's fiscal years ended December 31, 1998 and December 31, 1999, and during the subsequent period ended February 22, 2000, there were no disagreements with PWC on matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of PWC, would have caused PWC to make reference to the matter in their report.

     (v) During the Registrant's fiscal years ended December 31, 1998 and 1999, and during the subsequent period ended February 22, 2000, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)) except for the following:

     The Registrant's Chief Financial Officer (the "CFO"), who retired from the Registrant on February 18, 2000, was formerly a partner in the firm of Coopers & Lybrand, LLP ("Coopers") and served in a number of senior positions within Coopers, including as a member of its Executive Committee. The CFO retired from Coopers on April 30, 1997, prior to Coopers' merger with Price Waterhouse, LLP, and, as a result of his service at Coopers, was entitled to certain retirement benefits from PWC. The CFO joined the Registrant as its chief financial officer on May 1, 1997.

     On February 3, 2000 , PWC advised the Audit Committee of the Registrant that issues existed which PWC believed affected PWC's independence. The issues related to the structure of the CFO's retirement benefits from PWC and a disagreement between PWC and the CFO relating to whether the CFO was entitled to certain additional retirement

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

payments pursuant to a 1998 program of PWC to benefit certain Coopers' partners who had retired prior to the merger of Coopers and Price Waterhouse, LLP.

     On February 9, 2000, PWC advised the Registrant that, as a result of discussions between the CFO and representatives of PWC regarding the CFO's entitlement to the additional retirement benefits, PWC believed that, in addition to the issues concerning the independence of PWC, information had come to its attention which had led PWC to no longer be able to rely on the representations of the CFO.

     On February 14, 2000, the Audit Committee and the Board of Directors of the Registrant determined that, in order to address any potential independence or other concerns resulting from or arising out of the structure and amount of the CFO's retirement benefits from PWC and related communications between PWC and the CFO, and to avoid the delay and uncertainty which PWC advised would be involved in seeking to resolve the issues in order to enable PWC to continue as the Registrant's independent auditors, PWC should be dismissed as the Registrant's certifying accountant as soon as a new accounting firm was engaged to audit the Registrant's financial statements for the fiscal year ended December 31, 1999. The Registrant has authorized PWC to respond fully to the new accountant regarding any matters relating to PWC's audit of the Registrant's financial statements, the disagreement and communications with the CFO, or any other matter.

     (vi) The Registrant has requested that PWC furnish it with a letter addressed to the Securities and Exchange Commission (the "SEC") stating whether or not it agrees with the above statements. Such letter is filed as Exhibit 16.1 hereto.

     (b) New independent accountants

     The Registrant engaged Arthur Andersen LLP ("AA") as its new independent accountants on February 22, 2000. During the two most recent fiscal years and the subsequent interim period preceding the engagement of AA, neither the Registrant nor anyone on its behalf has consulted AA regarding: (i) the application of accounting principles to a specific completed or proposed transaction, or the type of audit opinion that might be rendered on the Registrant's financial statements, which consultation resulted in the providing of a written report or oral advice concerning the same to the Registrant that AA concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Rule 304(a)(1)(iv) of Regulation S-K promulgated under the Securities Act of 1933, as amended) or a reportable event (as defined in Rule 304(a)(1)(v) of Regulation S-K).

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Item 7. Financial Statements and Exhibits.

     (c) Exhibits. The following exhibit is filed herewith and incorporated herein by reference:

     16.1 Letter dated February 22, 2000 from PricewaterhouseCoopers LLP, the Registrant's former independent accountants, to the SEC.








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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        ENGELHARD CORPORATION




Date:  February 22, 2000                By: /s/ Arthur A. Dornbusch, II
                                            --------------------------------
                                            Name:   Arthur A. Dornbusch, II
                                            Title:  Vice President, General
                                                      Counsel and Secretary







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                                  EXHIBIT INDEX



Number                      Description

 16.1 Letter dated February 22, 2000 from PricewaterhouseCoopers LLP, the Registrant's former independent accountants, to the SEC.









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